EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Nordstrom, Inc., and the effectiveness of Nordstrom, Inc.'s internal control over financial reporting dated March 16, 2015, appearing in the Annual Report on Form 10-K of Nordstrom, Inc. for the year ended January 31, 2015.

/s/ Deloitte & Touche LLP
Seattle, Washington
October 13, 2015